As filed with the Securities and Exchange Commission on August 23, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HERCULES OFFSHORE, INC.
(Exact name of registrant as specified in its charter)

Delaware	56-2542838
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9 Greenway Plaza, Suite 2200
Houston, Texas	77046
(Address of principal executive offices)	(Zip code)

AMENDED AND RESTATED
HERCULES OFFSHORE 2004 LONG-TERM INCENTIVE PLAN
(Full title of the plan)

Troy L. Carson
Chief Accounting Officer
Hercules Offshore, Inc.
9 Greenway Plaza, Suite 2200
Houston, Texas 77046
713-350-5100
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. (Check one:)

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum	Amount of
	Amount to be	offering price per	aggregate offering	Registration
Title of securities to be registered	registered	share	price	Fee
Common Stock, par value $0.01 per share	5,000,000 (1)	$3.28 (2)	$16,400,000	$1,905
Rights to Purchase Series A Junior Participating Preferred Stock (3)	—	—	—	—

(1)	Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of additional shares as may become issuable under the plan pursuant to the anti-dilution provisions thereof.

(2)	Estimated pursuant to Rule 457(c) and Rule 457(h) solely for the purpose of computing the registration fee and based upon the average of the high and low sales price of the common stock reported on the Nasdaq Global Select Market on August 19, 2011.

(3)	The rights to purchase Series A Junior Participating Preferred Stock initially will be attached to and trade with the shares of common stock being registered hereby. The value attributed to such rights, if any, is reflected in the offering price of the common stock. Accordingly, no separate registration fee is payable with respect thereto.

PART II
Item 3. Incorporation of Documents by Reference
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EX-5.1
EX-23.1
EX-23.2

REGISTRATION OF ADDITIONAL SECURITIES
     This Registration Statement is being filed pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended, to register an additional 5,000,000 shares of Common Stock issuable pursuant to the Amended and Restated Hercules Offshore 2004 Long-Term Incentive Plan (the “Plan”). The Board of Directors of the Company recommended for approval and, on May 10, 2011, the stockholders approved an amendment to the Plan that increased the number of shares available for issuance under the Plan from 10,250,000 to 15,250,000. The contents of the Registration Statements on Form S-8 of Hercules Offshore, Inc. (Nos. 333-129344, 333-134135 and 333-149289) relating to the Plan are incorporated by reference into this Registration Statement, except that the provisions contained in Part II of such earlier registration statements are modified as set forth in this Registration Statement.

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PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed by the Registrant with the Securities and Exchange Commission (File No. 0-51582) are incorporated herein by reference:
1.	our annual report on Form 10-K for the year ended December 31, 2010, as amended by Form 8-K filed on July 8, 2011;

2.	our quarterly reports on Form 10-Q for the quarters ended March 31, 2011, as amended by Form 8-K filed on July 8, 2011, and June 30, 2011;

3.	our current reports on Form 8-K filed on February 11, 2011 (as amended by Form 8-K/A filed on February 15, 2011), March 8, 2011, March 10, 2011, March 31, 2011, April 5, 2011, April 7, 2011, April 12, 2011, April 27, 2011 (accession number 0000950123-11-039951) (as amended by Form 8-K/A filed on July 8, 2011), May 16, 2011 and July 8, 2011 (other than the portions of those reports furnished or otherwise not deemed to be filed); and

4.	the description of our common stock (including the related preferred share purchase rights) contained in our registration statement on Form 8-A as filed with the SEC on October 21, 2005, including any amendment or report filed for the purpose of updating such description.
     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (other than the portions of those documents furnished or otherwise not deemed to be filed) subsequent to the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents.
Item 8. Exhibits

Exhibit
Number	Description
*4.1	Certificate of Incorporation of Hercules Offshore, Inc. (incorporated by reference to Exhibit 3.1 to Hercules’ Current Report on Form 8-K dated November 1, 2005 (File No. 0-51582) (the “2005 Form 8-K”)).

*4.2	Amended and Restated Bylaws (effective December 31, 2009) (incorporated by reference to Exhibit 3.1 to Hercules’ Current Report on Form 8-K dated December 8, 2009 (File No. 0-51582)).

*4.3	Form of specimen common stock certificate (incorporated by reference to Exhibit 4.1 to Hercules’ Registration Statement on Form S-1 (Registration No. 333-126457)).

*4.4	Rights Agreement, dated as of October 31, 2005, between Hercules and American Stock Transfer & Trust Company, as rights agent (incorporated by reference to Exhibit 4.1 to the 2005 Form 8-K).

*4.5	Amendment to Rights Agreement, dated as of February 1, 2008, between Hercules and American Stock Transfer & Trust Company, as rights agent (incorporated by reference to Exhibit 4.5 to Hercules’ Registration Statement on Form S-8 (Registration No. 333-149289)).

Exhibit
Number	Description
*4.6	Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 4.2 to the 2005 Form 8-K).

*10.1	Amended and Restated Hercules Offshore 2004 Long-Term Incentive Plan (incorporated by reference to Annex A to the Definitive Proxy Statement filed March 25, 2011 (File No. 0-51582)).

5.1	Opinion of Andrews Kurth LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of KPMG LLP

23.3	Consent of Andrews Kurth LLP (included in Exhibit 5.1)

24	Powers of Attorney (included on the signature page of this registration statement).

*	Incorporated by reference as indicated.

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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 23, 2011.

HERCULES OFFSHORE, INC.
By:	/s/ John T. Rynd
John T. Rynd
Chief Executive Officer and President

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John T. Rynd, Stephen M. Butz, James W. Noe and Troy L. Carson, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his name place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on August 23, 2011.

SIGNATURE	TITLE
/s/ John T. Rynd John T. Rynd	Chief Executive Officer, President and Director (Principal Executive Officer)

/s/ Stephen M. Butz Stephen M. Butz	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Troy L. Carson Troy L. Carson	Chief Accounting Officer (Principal Accounting Officer)

/s/ Thomas R. Bates, Jr. Thomas R. Bates, Jr.	Chairman of the Board

/s/ Thomas N. Amonett Thomas N. Amonett	Director

/s/ Suzanne V. Baer Suzanne V. Baer	Director

/s/ Thomas M Hamilton Thomas M Hamilton	Director

/s/ Thomas J. Madonna Thomas J. Madonna	Director

SIGNATURE	TITLE
/s/ F. Gardner Parker F. Gardner Parker	Director

/s/ Thierry Pilenko Thierry Pilenko	Director

/s/ Steven A. Webster Steven A. Webster	Director

EXHIBIT INDEX

Exhibit
Number	Description
*4.1	Certificate of Incorporation of Hercules Offshore, Inc. (incorporated by reference to Exhibit 3.1 to Hercules’ Current Report on Form 8-K dated November 1, 2005 (File No. 0-51582) (the “2005 Form 8-K”)).

*4.2	Amended and Restated Bylaws (effective December 31, 2009) (incorporated by reference to Exhibit 3.1 to Hercules’ Current Report on Form 8-K dated December 8, 2009 (File No. 0-51582)).

*4.3	Form of specimen common stock certificate (incorporated by reference to Exhibit 4.1 to Hercules’ Registration Statement on Form S-1 (Registration No. 333-126457)).

*4.4	Rights Agreement, dated as of October 31, 2005, between Hercules and American Stock Transfer & Trust Company, as rights agent (incorporated by reference to Exhibit 4.1 to the 2005 Form 8-K).

*4.5	Amendment to Rights Agreement, dated as of February 1, 2008, between Hercules and American Stock Transfer & Trust Company, as rights agent (incorporated by reference to Exhibit 4.5 to Hercules’ Registration Statement on Form S-8 (Registration No. 333-149289)).

*4.6	Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 4.2 to the 2005 Form 8-K).

*10.1	Amended and Restated Hercules Offshore 2004 Long-Term Incentive Plan (incorporated by reference to Annex A to the Definitive Proxy Statement filed March 25, 2011 (File No. 0-51582)).

5.1	Opinion of Andrews Kurth LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of KPMG LLP

23.3	Consent of Andrews Kurth LLP (included in Exhibit 5.1)

24	Powers of Attorney (included on the signature page of this registration statement).

*	Incorporated by reference as indicated.

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